SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: April 8, 2008
Date of earliest event reported: April 2, 2008
MARTHA STEWART LIVING OMNIMEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15395	52-2187059
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11 West 42nd Street
New York, NY	10036
(Address of principal executive offices)	(Zip Code)
(212) 827-8000
Registrant’s telephone number, including area code
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On April 4, 2008, Martha Stewart Living Omnimedia, Inc. (the “Company”) and its wholly-owned subsidiary, MSLO Emeril Acquisition Sub LLC (the “Borrower”) entered into a Loan Agreement (the “Loan Agreement”) with Bank of America, N.A. (the “Bank”). Pursuant to the Loan Agreement, on April 7, 2008 the Borrower borrowed a $30 million term loan from the Bank (the “Loan”). The Loan Agreement requires the Borrower to repay the Loan in principal installments of $1.5 million, plus accrued interest, on the last day of each calendar quarter commencing June 30, 2008, with the balance of the principal of the Loan, plus accrued interest, due on December 7, 2012. The Borrower may prepay the Loan in whole or in part at any time without penalty or premium. The Loan is guaranteed by the Company and its domestic subsidiaries (other than MSLO Shared IP Sub LLC (the “Shared IP Sub”)).
Pursuant to a Pledge Agreement entered into by the Borrower, the Loan is secured by cash collateral (the “Cash Collateral”) held in an account (the “Pledged Account”) into which the Loan proceeds were deposited. The Borrower may elect at any time to replace the Cash Collateral with collateral consisting of substantially all of the assets of the Emeril Business (as defined in Item 2.01 below), subject to fulfillment of certain conditions specified in the Loan Agreement. As long as the Loan is secured by the Cash Collateral, the Borrower must maintain Cash Collateral in the Pledged Account in an amount no less than the outstanding principal amount of the Loan. While the Loan is secured by the Cash Collateral, the interest rate on the Loan is equal to a floating rate (adjusted daily) of 1-month LIBOR plus 1.00%. Upon the effectiveness of any replacement of the Cash Collateral as described above (the date of such replacement, if any, the “Collateral Replacement Date”), the interest rate on the Loan shall be equal to a floating rate (adjusted daily) of 1-month LIBOR plus 2.85%.
The Loan contains financial covenants that require that: (i) the Company on a consolidated basis maintain tangible net worth of at least $40 million; (ii) the Company not permit the ratio of (a) its liabilities for borrowed money and other interest-bearing liabilities (less the non-current portion of any subordinated liabilities) to (b) its consolidated earnings before interest, taxes, depreciation and amortization expenses (“EBITDA”) over the preceding four-quarter period to be greater than 2.0:1.0; (iii) the Company on a consolidated basis not permit the ratio of (a) its EBITDA over the preceding four-quarter period to (b) the sum over the preceding four-quarter period of its interest expense plus the current portion of long-term debt to be less than (x) 2.5:1.0 for each four-quarter period ending June 30, 2008 and September 30, 2008 and (y) 2.75:1.0 for each four-quarter period ending thereafter; (iv) commencing with the last day of the first full fiscal quarter of the Borrower after the Collateral Replacement Date, the Borrower shall not permit the ratio (the “Borrower FCCR”) of (a) the consolidated EBITDA of the Borrower and the Shared IP Sub over the preceding four-quarter period to (b) the sum over the preceding four-quarter period of consolidated interest expense of the Borrower and the Shared IP Sub plus the current portion of consolidated long-term debt of the Borrower and the Shared IP Sub to be less than 1.0:1.0; (v) the Company on a consolidated basis shall not permit the ratio of (a) its cash, cash equivalents, short-term cash investments, net trade receivables and marketable securities not classified as long-term investments (including any of the foregoing constituting Cash Collateral) to (b) its current liabilities to be less than 1.0:1.0; and (vi) the Company on a consolidated basis shall maintain at least 75% of its total assets in the Company and its domestic subsidiaries. Compliance with the above covenants will be tested as of the last day of each fiscal quarter commencing with the fiscal quarter ending June 30, 2008 (other than the covenant with respect to the Borrower FCCR, which shall be tested as of the last day of each fiscal quarter commencing with the first full fiscal quarter ending after the Collateral Replacement Date).
The Loan Agreement also contains a variety of customary affirmative and negative covenants that, among other things, limit the Company’s and its subsidiaries’ ability to incur additional debt, suffer the creation of liens on their assets, pay dividends or repurchase stock, make investments or loans, sell assets, enter into transactions with affiliates other than on arm’s length terms, make capital expenditures, merge into or acquire other entities or liquidate. The negative covenants expressly permit the Company to, among other things: incur an additional $15 million of debt to finance permitted investments or acquisitions; incur an additional $15 million of earnout liabilities in connection with permitted acquisitions; spend up to $30 million repurchasing its stock or paying dividends thereon (so long as no default or event of default existed at the time of or would result from such repurchase or dividend payment and the Company would be in pro forma compliance with the above-described financial covenants assuming such repurchase or dividend payment had occurred at the beginning of the most recently-ended four-quarter period ); make investments and acquisitions (so long as no default or event of default existed at the time of or would result from such investment or acquisition and the Company would be in pro forma compliance with the above-described financial covenants assuming the acquisition or investment had occurred at the beginning of the most recently-ended four-quarter period); make up to $15 million in capital expenditures in fiscal year 2008 and $7.5 million in each subsequent fiscal year, provided that the Company can carry over any unspent amount to any subsequent fiscal year (but in no event may the Company make more than $15 million in capital expenditures in any fiscal year); sell its investment in WeddingWire, Inc. (or any asset the Company might receive in conversion or exchange for such investment); and sell assets during the term of the Loan comprising, in the aggregate, up to 10% of the Company’s consolidated shareholders’ equity, provided the Company receives at least 75% of the consideration in cash.
The Loan may be accelerated and the Bank may exercise remedies against the collateral upon the occurrence of an event of default as defined in the Loan Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.
As previously disclosed, on February 18, 2008, the Company and a subsidiary thereof entered into an Asset Purchase Agreement (the “Purchase Agreement”) to acquire the businesses (collectively, the “Emeril Business”) owned and operated by Emeril Lagasse and certain affiliated parties (together, “Emeril”), except for Emeril’s restaurant-related business and Emeril’s foundation, for an aggregate initial purchase price of $50 million, plus a possible additional payment by the Company of up to $20 million (the “Acquisition”). The Acquisition and the Purchase Agreement were previously described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 19, 2008 (the “February 19, 2008 Form 8-K”) and the February 19, 2008 Form 8-K and Exhibit 99.1 thereto are incorporated by reference into this Item 2.01. On April 2, 2008, the Company completed the Acquisition with Emeril pursuant to the terms of the Purchase Agreement and the other agreements entered into or contemplated in connection with the Acquisition.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The description in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sale of Equity Securities.
Pursuant to the Purchase Agreement, $5 million of the initial purchase price of $50 million was paid on April 2, 2008 in the form of 674,854 shares of the Company’s Class A Common Stock (the “Common Stock”). Such number of shares was determined based upon the average closing price of Common Stock over a period of 10 trading days preceding the closing of the Acquisition. The shares were issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Act”) in reliance on Section 4(2) of the Act.

Item 7.01.	Regulation FD Disclosure
On April 2, 2008, the Company issued a press release announcing the completion of the Acquisition. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
The information under 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under Item 7.01 in this Current Report on Form 8-K will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference. The furnishing of the information under Item 7.01 in this Current Report on Form 8-K is not intended to, and does not, constitute a determination or admission by the Company that the information under Item 7.01 in this Current Report on Form 8-K is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

ITEM 9.01	Financial Statements and Exhibits.

	Exhibit	Description

(a)		The financial statements of the Emeril Business are not included in this Current Report on Form 8-K; the Company expects to file such financial statements on or before June 18, 2008.

(b)
Pro forma financial information as may be required by Article 11 of Regulation S-X is not included in this Current Report on Form 8-K; the Company expects to file such information, if required, on or before June 18, 2008.

(d)	99.1
Press release dated April 3, 2008 by the Company, announcing the completion of the transactions contemplated by the Asset Purchase Agreement dated as of February 18, 2008 among Emeril’s Food of Love Productions, L.L.C., Emerils.com, LLC and Emeril J. Lagasse, III, as the Sellers, and Martha Stewart Living Omnimedia, Inc. and MSLO Shared IP Sub LLC, as the Buyers (furnished and not filed herewith as described in Item 7.01).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC.
Date: April 8, 2008	By:	/s/ Gregory E. Barton
Gregory E. Barton
General Counsel & Secretary

INDEX OF EXHIBITS

Exhibit	Description
99.1
Press release dated April 3, 2008 by the Company, announcing the completion of the transactions contemplated by the Asset Purchase Agreement dated as of February 18, 2008 among Emeril’s Food of Love Productions, L.L.C., Emerils.com, LLC and Emeril J. Lagasse, III, as the Sellers, and Martha Stewart Living Omnimedia, Inc. and MSLO Shared IP Sub LLC, as the Buyers (furnished and not filed herewith as described in Item 7.01).